As Filed with the Securities and Exchange Commission on June 26, 2003

Registration Statement No. 333-64440

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SOLA International Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3189941
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10590 West Ocean Air Drive, Suite 300
San Diego, California 92130
(858) 509-9899
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Steven M. Neil
Executive Vice President, Finance and Chief Financial Officer
SOLA International Inc.
10590 West Ocean Air Drive, Suite 300
San Diego, California 92130
(858) 509-9899
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

George C. McKann, Esq.
Gardner Carton & Douglas
191 North Wacker Drive, Suite 3700
Chicago, Illinois 60606

     On July 2, 2001, SOLA International Inc. (the “Company”) filed this Registration Statement to register an aggregate amount of €205,000,000* of its 11% Senior Notes due 2008 (the “New Notes”) for sale by the Company pursuant to an offer to exchange the New Notes for all of its outstanding 11% Senior Notes due 2008 (the “Old Notes”). Of the Old Notes, €204,780,000 aggregate principal amount were exchanged for New Notes. The exchange offer is complete and the Company has no further obligation to keep this Registration Statement effective; therefore, the Company is deregistering the remaining €220,000 New Notes covered by the Registration Statement.

*	The New Notes are denominated in Euros. For purposes of the registration of the New Notes, Euro were translated into U.S. Dollars at €1=$0.8621, which was the noon buyer rate in New York City for cable transfers in Euro as certified for customs purposes by the Federal Reserve Bank of New York on June 27, 2001.

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SIGNATURE

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 26th day of June, 2003.

SOLA INTERNATIONAL INC. (Registrant)

By:	/s/ Steven M. Neil

Steven M. Neil
Executive Vice President, Finance and Chief Financial Officer

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